DELAWARE VIP TRUST

Registration No. 811-05162
FORM N-SAR
Semiannual Period Ended June 30, 2016

77O.  Transactions effected pursuant to Rule 10f-3

One (1) transaction for the semiannual period ended June 30, 2016 effected pursuant to Rule 10f-3, attached as Exhibit.

SUB-ITEM 77P: Information required to be filed pursuant to existing exemptive orders

Delaware VIP Smid Cap Growth Series (Series), a series of Delaware VIP Trust (Registrant) and Delaware Management Company, a series of Delaware Management Business Trust (Manager) have received an exemptive order from the U.S. Securities and Exchange that permits the Manager, with the approval of the Board of Trustees of the Registrant, to appoint and replace sub-advisors, enter into sub-advisory agreements, and materially amend sub-advisory agreements on behalf of the Series without shareholder approval (Manager of Managers Structure). The Series? Manager of Managers Structure was established on May 27, 2016, and the changes are incorporated herein by reference to the supplement dated May 27, 2016 to the Series? prospectus dated April 29, 2016, as filed with the Securities and Exchange Commission (SEC Accession No. 0001609006-16-000442).
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